Exhibit B.3.a

Registered No. 4220381

The Companies Act 1985

Public Company Limited by Shares

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION
Of

NGG FINANCE plc

Note:	Incorporated on 21st May 2001 as Intercede 1723 limited; name changed to NGG Finance limited on 24th July 2001 and NGG Finance plc on 30th July 2001.

Certified a true and correct copy

___________________________
(D C Forward- Secretary)

CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION OF PRIVATE COMPANY

AS A PUBLIC COMPANY

Company No. 4220381

The Registrar of Companies for England and Wales hereby certifies that

NGG FINANCE PLC

formerly registered as a private company has this day been re-registered under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, London, the 30th July 2001

/s/ For The Registrar Of Companies

CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE ORIGINAL

/s/ CMS Cameron McKenna
DATE 6-11-2001

CMS Cameron McKenna
Mitre House
160 Aldersgate Street
London EC1A 4DD

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAM E

Company No. 4220381

The Registrar of Companies for England and Wales hereby certifies that

INTERCEDE 1723 LIMITED

having by special resolution changed its name, is now incorporated under the name of

NGG FINANCE LIMITED

Given at Companies House, London, the 24th July 2001

/s/ For The Registrar Of Companies

CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE ORIGINAL

/s/ CMS Cameron McKenna
DATE 6-11-2001

CMS Cameron McKenna
Mitre House
160 Aldersgate Street
London EC1A 4DD

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 4220381

The Registrar of Companies for England and Wales hereby certifies that
INTERCEDE 1723 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 21st May 2001

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE ORIGINAL

/s/ CMS Cameron McKenna
DATE 6-11-2001

CMS Cameron McKenna
Mitre House
160 Aldersgate Street
London EC1A 4DD

Registered No. 4220381

The Companies Acts

Public Company Limited by Shares

MEMORANDUM OF ASSOCIATION

of

NGG FINANCE plc

CMS Cameron McKenna
Mitre House
160 AIdersgate Street
London EC1A 4DD

T +44(0)207 367 3000
F +44(0)207 367 2000

Registered No. 4220381

The Companies Acts

Public Company Limited by Shares

MEMORANDUM OF ASSOCIATION

of

NGG FINANCE plc

1. 1The Company's name is "NGG Finance plc".

2. 2The Company is to be a public company.

3. The Company's registered office is to be situated in England and Wales.

4. The objects for which the Company is established are:

4.1.1 to carry on all or any of the following businesses: representatives, agents, factors, distributors, importers, exporters, manufacturers and wholesale and retail dealers for and on behalf of any company or as principals in and about every kind of marketable product, process, materials and services of whatever description, and for these purposes to negotiate and handle contracts and agreements of all kinds, to act as representatives and agents of and for any individual, company, firm, association, authority, organisation or other body in any part of the world and for any purpose whatever, to tender for and to place contracts, investments and other rights, to act for and to provide all minds of services, agencies and consultancies to all or any parties or prospective parties to any contract or other agreement, and to carry on business as advertising and publicity agents, sales promoters, marketing and market research specialists, direct selling and mail order specialists, exhibition and display contractors and promoters, merchandising agents, warehousers, storers, packers, customs house brokers, shipping and forwarding agents, clearing agents, wharfingers, insurance brokers, carriers, hauliers and providers of all kinds of facilities in connection with or ancillary to any of the above businesses;

_______________________
1 The Company's name was changed from NGG Finance Limited by a special resolution passed on 27th July 2001.
2 The Company was re-registered as a public limited company pursuant to a special resolution passed on 27th July 2001.

4.1.2 to carry on the business of an investment and holding company and to invest and deal in shares, stocks, debentures and securities of any kind issued or guaranteed by any body of whatever nature and wheresoever constituted or carrying on business;

4.2 to employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or in any other industry ancillary thereto or in any business which can conveniently be carried on in connection therewith; to co-ordinate the administration, policies, management, supervising, control, research, development, planning, manufacture, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies or group of companies now or hereafter formed or incorporated or acquired which may be or may become related or associated in any way with the Company or with any company related or associated therewith and either without remuneration or on such terms as to remuneration as may be agreed;

4.3 to advance and lend money with or without security and to guarantee the performance of the contracts or obligations or the repayment of capital, principal, dividends, interest or premiums payable on any stock, shares, securities or debentures of, or other investments in, any company or person and in particular (but without limiting the generality of the foregoing) of any company which is for the time being the Company's holding company (as defined by section 736 Companies Act 1985) or another subsidiary (as defined by that section) of the Company's holding company and to give all kinds of indemnities;

4.4 to organise, incorporate, reorganise, finance, aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships, associations and firms of all kinds and to underwrite or guarantee the subscription of, shares, stocks, debentures, debenture stock, bonds, loans, obligations, securities or notes of any kind, and to make and carry into effect arrangements for the issue, underwriting, resale, exchange or distribution thereof;

4.5 to carry on the business of land and property developers of every and any description and to acquire by purchase, lease, concession, grant, licence or otherwise such lands, buildings, leases, underleases, rights, privileges, stocks, shares and debentures in public or private companies, corporate or unincorporate, policies of insurance and other such property as the Company may deem fit and shall acquire the same for the purposes of investment and development and with a view to receiving the income therefrom; and to enter into any contracts and other arrangements of all kinds with persons having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine, on a commission or fee basis or otherwise, and to carry on any other trade or business, whatever, of a like and similar nature;

4.6 to carry on all kinds of promotion business and, in particular, to form, constitute, float, lend money to, assist, manage and control any companies, associations or undertakings whatsoever and to market, advertise or promote goods, services, material (tangible or intangible) or any other thing whatsoever;

4.7 to vary the investments and holdings of the Company as may from time to time be deemed desirable;

4.8 to act as trustee of any kind including trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations and to undertake and execute any trust or trust business (including the business of acting as trustee under wills and settlements), and to do anything that may be necessary or assist in the obtaining of any benefit under the estate of an individual, and also to undertake the office of executor, administrator, secretary, treasurer or registrar or to become manager of any business, and to keep any register or undertake any registration duties, whether in relation to securities or otherwise;

4.9 to provide technical, cultural, artistic, educational, entertainment or business material, facilities, information or services and to carry on any business involving any such provision;

4.10 to carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessionaires, wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents, or trustees, brokers or agents for any company;

4.11 to manufacture, develop, process, refine, repair, purchase, sell, export, import, deal in or let on hire all kinds of goods, substances, articles, services and material (tangible or intangible) of any kind which may be advantageous to the Company or which any of the customers or other companies having dealings with the Company may from time to time require;

4.12 to provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind;

4.13 to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

4.14 to enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same;

4.15 to purchase, take on lease or in exchange, hire, renew, or otherwise acquire and hold for any estate or interest, and to sell, let, grant licences, easements, options and other rights over or otherwise deal with or dispose of, in whole or in part, any lands, buildings, machinery, rights, stock-in-trade, business concerns, choses in action, and any other real and personal property of any kind including all of the assets of the Company and to perform any services or render any consideration and to construct, equip, alter and maintain any buildings, works and machinery necessary or convenient for the Company's business and in each case for any consideration (including in particular but without detracting from the generality of the foregoing for any securities or for a share of profit or a royalty or other periodical or deferred payment);

4.16 to enter into partnership or any other arrangement for sharing profits or joint venture or co-operation with any company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to subsidise or otherwise assist any such company;

4.17 to invest money of the Company (or any of its subsidiaries) in any investments and to hold, sell or otherwise deal with investments or currencies or other financial assets and to carry on the business of an investment company;

4.18 to lend or advance money or otherwise give credit or provide financial accommodation to any company with or without security and to deposit money with any company and to carry on the business of a banking, finance or insurance company;

4.19 for any reason whatsoever to mortgage, charge, pledge or otherwise secure, either with or without the Company receiving any consideration or advantage, all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company and to guarantee, indemnify or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging, charging, pledging or otherwise securing all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company or by any or all such methods or by any other means whatsoever, the liabilities and obligations of any person, firm or company including but not limited to any company which is for the time being the holding company or a subsidiary undertaking (both as defined in the Companies Act 1985 as amended) of the Company or of the Company's holding company as so defined;

4.20 to borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company or any other company and in particular by mortgaging or charging all or any part of the undertaking, property and assets (present or future) and the uncalled capital of the Company, or by the creation and issue, on such terms as may be thought expedient, of securities of any description;

4.21 to undertake interest rate and currency swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind and all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling, any other currencies, basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind that may be undertaken by the Company on a speculative basis or otherwise;

4.22 to undertake any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or combination of these transactions and whether for the purposes of risk management, on a speculative basis or otherwise;

4.23 to draw, make, accept, indorse, discount, execute, issue, negotiate and deal in promissory notes, bills of exchange, shipping documents and other instruments and securities (whether negotiable, transferable or otherwise) and to buy, sell and deal in foreign currencies;

4.24 to buy, sell, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes;

4.25 to apply for, purchase or otherwise acquire any patents, licences, concessions, privileges and like rights, conferring a non-exclusive or exclusive or limited right to use, or any secret or other information as to any invention which is capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, grant licences in respect of, or otherwise turn to account, the rights and information so acquired;

4.26 to apply for and take out, purchase or otherwise acquire, sell, licence, transfer, deal or trade in any way in trade marks and names, service marks and names, designs, patents, patent rights, inventions, secret processes, know-how and information and any form of intellectual property and to carry on the business of an inventor, designer or research organisation;

4.27 to sell, improve, manage, develop, lease, mortgage, let, charge, dispose of, turn to account, or otherwise deal with all or any part of the undertaking or property or rights of the Company, and to sell the undertaking of the Company, or any part thereof for such consideration as the Company may think fit, and in particular for cash, shares, debentures or debenture stock or other obligations, whether fully paid or otherwise, of any other company;

4.28 to issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

4.29 to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of, and as secretary, manager, registrar or transfer agent for, any other company;

4.30 to grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the board of directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes (including in particular but without detracting from the generality of the foregoing any trust or scheme relating to the grant of any option over, or other interest in, any share in the capital of the Company or of any other company, or in any debenture or security of any corporation or company, including the Company) or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

4.31 to promote or assist in promoting any company or companies in any part of the world and to subscribe shares therein or other securities thereof for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit the Company;

4.32 to amalgamate with any other company in any manner whatsoever (whether with or without a liquidation of the Company);

4.33 to procure the Company to be registered or recognised in any country or place in any part of the world;

4.34 to cease carrying on or wind-up any business or activity of the Company, and to cancel any registration of and to wind-up or procure the dissolution of the Company in any state or territory;

4.35 to compensate for loss of office any directors or other officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of any transaction in which the Company is engaged;

4.36 to pay out of the funds of the Company the costs, charges and expenses of and incidental to the formation and registration of the Company, and any company promoted by the Company, and the issue of the capital of the Company and any such other company and of and incidental to the negotiations between the promoters preliminary to the formation of the Company, and also all costs and expenses of and incidental to the acquisition by the Company of any property or assets and of and incidental to the accomplishment of all or any formalities which the Company may think necessary or proper in connection with any of the matters aforesaid;

4.37 to effect insurances against losses, damages, risks and liabilities of all kinds which may affect the Company or any subsidiary of it or company associated with it or in which it is or may be interested;

4.38 to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including

(without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability. For the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 (as amended);

4.39 to act as directors or managers of or to appoint directors or managers of any subsidiary company or of any other company in which the Company is or may be interested;

4.40 to contribute by donation, subscription, guarantee or otherwise to any public, general, charitable, political or useful object whatsoever;

4.41 to distribute among the members in cash, specie or kind any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

4.42 to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees, subsidiaries or otherwise;

4.43 to carry on any other activity and do anything of any nature which in the opinion of the board of directors of the Company is or may be capable of being conveniently carried on or done by the Company in connection with the above, or may seem to the Company calculated directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or any of its members; and

4.44 to do all such things as in the opinion of the board of directors of the Company are or may be incidental or conducive to the above objects or any of them.

And it is hereby declared that for the purposes of this clause:

(a) the word "company" shall (except where referring to this Company) be deemed to include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in the United Kingdom or elsewhere;

(b) "associated companies" shall mean any two or more companies if one has control of the other or others, or any person has control of both or all of them;

(c) "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;
(d) "and" and "or" shall mean "and/ or";

(e) "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible; and

(f) the objects specified in each paragraph of this clause shall, except if at all where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company or the order in which such objects are stated, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5. The liability of the members is limited.

6. The share capital of the Company is £50,000 divided into 50,000 shares of £1 each.3

_______________________

3The share capital was increased from £50,000 divided into 50,000 shares of £1 each to £1,650,000 divided into 1,650,000 ordinary shares of £1 each by a special resolution passed in writing on 18th March 2002.
The share capital was increased from £1,650,000 divided into 1,650,000 ordinary shares of £1 each to £1,650,000 and US$68,500,000 by the creation of 68,500,000 redeemable preferences shares of US$1 each by a special resolution passed in writing on 18th March 2002.

The share capital was increased from £1,650,000 divided into 1,650,000 ordinary shares of £1 each and US$68,500,000 divided into 68,500,000 redeemable preference shares of US$1 each to £1,650,000 divided into 1,650,000 ordinary shares of £1 each and US$281,000,000 divided into 68,500,000 "Class A" redeemable preference shares of US$1 each and 212,500,000 "Class B" redeemable preference shares of US$1 each by the creation of 212,500,000 "Class B" redeemable preference shares of US$1 each by a special resolution passed in writing on 18th March 2003.

The share capital was increased from £1,650,000 divided into 1,650,000 ordinary shares of £1 each and US$281,000,000 divided into 68,500,000 "Class A" redeemable preference shares of US$1 each and 212,500,000 "Class B" redeemable preference shares of US$1 each to £[1,650,000 divided into 1,650,000 ordinary shares of £1 each and US$513,616,413.60 divided into 68,500,000 "Class A" redeemable preference shares of US$1 each and 212,500,000 "Class B" redeemable preference shares of US$1 each and 2,326,164,136 "Class C" redeemable preference shares of US$0.10 each by a special resolution passed in writing on 18th March 2004.

The share capital was increased from £1,650,000 divided into 1,650,000 ordina1y shares of £1 each and US$513,616,413.60 divided into 68,500,000 "Class A" redeemable preference shares of US$1 each and 212,500,000 "Class B" redeemable preference shares of US$1 each and 2,326,164,136 "Class C" redeemable preference shares of US$0.10 each to £5,000,000 divided into 5,000,000 ordinary shares of £1 each and US$513,616,413.60 divided into 68,500,000 "Class A" redeemable preference shares of US$1 each and 212,500,000 "Class B" redeemable preference shares of US$1 each and 2,326,164,136 "Class C" redeemable preference shares of US$0.10 each by the creation of'3,350,000 ordinary shares of £1 each by a special resolution passed in writing on 30th March 2005.

The share capital was reduced from £5,000,000 divided into 5,000,000 ordinary shares of £1 each and US$513,616,413.60 divided into 68,500,000 "Class A" redeemable preference shares of US$1 each and 212,500,000 "Class B" redeemable preference shares of US$1 each and 2,326,164,136 "Class C" redeemable preference shares of US$0.10 each to £5,000,000 divided into 5,000,000 ordinary shares of £1 each by the cancellation of all the redeemable preference shares in the authorised share capital of the Company by a special resolution made in writing on 30th March 2005.

The person whose name and address is subscribed wishes to form a Company pursuant to this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite its name.

NAME, ADDRESS AND NUMBER OF SHARES TAKEN BY SUBSCRIBER

One

Mitre House Nominees Limited
Mitre House
] 60 Aldersgate Street
London EC1A 4DD

Dated this 27th day of April 2001.

Witness to the above signature:

Andrew Boden
Mitre House
160 Aldersgate Street
London EC1A 4DD

Registered Number: 4220831

THE COMPANIES ACTS

NGG FINANCE PLC
(the "Company")
PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS IN WRITING

In accordance with Regulation 53 of Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended) as incorporated in the Company's Articles of Association, we, the only members of the Company who would, at the date of these resolutions, have been entitled to vote upon them if they had been proposed at a general meeting at which we were present HEREBY RESOLVE in writing as follows:

SPECIAL RESOLUTION

1. THAT the authorised share capital of the Company be increased from £1,650,000 and US$513,616,413.60 to £5,000,000 and US$513,616,413.60 by the creation of 3,350,000 ordinary shares of £1 each in the capital of the Company, such ordinary shares to rank pari passu in all respects with the existing ordinary shares of £1 each in the capital of the Company.

ORDINARY RESOLUTION

2. THAT the directors be generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (within the meaning of section 80 Companies Act 1985) up to an aggregate nominal amount of £3,350,000 (in substitution for any previous such authority which is hereby revoked) provided that this authority shall expire on 29 March 2010 save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

SPECIAL RESOLUTIONS

3. THAT the directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (as defined in section 94(2) of the Act) for cash pursuant to the general authority to allot relevant securities conferred on them for the purposes of section 80 of the Act by resolution 2 above as if the provisions of section 89(1) of the Act did not apply to any such allotment provided that this power shall be limited to the allotment of equity securities having, in the case of relevant shares, a nominal amount or, in the case of other equity securities, giving the right to subscribe for or convert into relevant shares having a nominal amount not exceeding, in aggregate, the sum of up to £3,350,000 and shall expire on 29 March 2010.

4. THAT, subject to the redemption by the Company of all the issued Class A Redeemable Preference Shares of US$1 each, Class B Redeemable Preference Shares of US$1 each and Class C Redeemable Preference Shares of US$0.10 each in the capital of the Company, all the Class A Redeemable Preference Shares of US$1 each, Class B Redeemable Preference Shares of US$1 each and Class C Redeemable Preference Shares of US$0.10 each in the authorised share capital of the Company be cancelled and the amount of the Company's authorised share capital be diminished accordingly (the "Cancellation").

5. THAT, subject to the Cancellation, the regulations contained in the document attached (for the purpose of identification marked "A") be approved and adopted with effect from the date of this resolution as the Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association of the Company.

/s/ Malcolm Cooper
As authorised representative for and
on behalf of National Grid
Transco plc
Dated: 30 March 2005

/s/
As authorised representative for and
on behalf of National Grid
Eight Limited
Dated: 30 March 2005

/s/
As authorised representative for and
on behalf of NGT One Limited
Dated: 30 March 2005
/s/ As authorised representative for and on behalf of NGT Nominees Limited Dated: 30 March 2005 /s/ As authorised representative for and on behalf of National Grid Eleven Limited Dated: 30 March 2005

Registered No: 4220381                                                                                         "A"

The Companies Acts

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

of

NGG FINANCE plc

(Adopted by a resolution passed in writing
on 30 March 2005)

CMS Cameron McKenna
Mitre House
160 Aldersgate Street
London EC1A 4DD

T +44(0)2073673000
F +44(0)2073672000

Table of Contents

	DEFINITIONS AND INTERPRETATION	1
1.	Definitions	1
2.	Table A	2
	SHARE CAPITAL	2
3.	Shares	2
4.	Directors' power to allot shares	2
5.	Extent of directors' power to allot shares	2
6.	Duration of directors' power to allot shares	3
	LIEN	3
7.	Company's lien	3
	TRANSFER OF SHARES	3
8.	Right to refuse registration	3
	PROCEEDINGS AT GENERAL MEETINGS	3
9.	Quorum	3
10.	Procedure if a quorum is not present	3
11.	Right to demand a poll	4
12.	Resolution in writing	4
13.	Voting	4
14.	Proxies	4
15.	Participation at meetings by telephone	4
	ALTERNATE DIRECTORS	5
16.	Appointment, removal and cessation	5
17.	Powers of an alternate director	5
18.	Alternate acting for more than one director	5
	DELEGATION OF POWERS	5
19.	Committees	5
	APPOINTMENT AND RETIREMENT OF DIRECTORS	6
20.	No retirement by rotation	6
21.	Casual vacancy	6
22.	Majority shareholders' right to appoint and remove directors	6
23.	No age limit for directors	6
24.	No directors' shareholding requirement	6
	DISQUALIFICATION AND REMOVAL OF DIRECTORS	7
25.	Disqualification	7
	REMUNERATION OF DIRECTORS	7
26.	Ordinary remuneration and extra remuneration	7
	PROCEEDINGS OF DIRECTORS	7
27.	Notice to directors outside the United Kingdom	7
28.	Directors as corporations	8
29.	Resolution in writing	8
30.	Participation at meetings by telephone	8
31.	Directors' interests	8
	THE SEAL	9
32.	Sealing	9
33.	Execution of a document as a deed	9
34.	Official seal	9
	NOTICES	9
35.	Form of notice	9
	INDEMNITY	10
36.	Officers' indemnity	10
37.	Directors' power to purchase indemnity insurance	10

The Companies Acts
Public Company Limited by Shares

ARTICLES OF ASSOCIATION
of
NGG FINANCE plc

DEFINITIONS AND INTERPRETATION

1. Definitions

In these Articles and the applicable regulations of Table A (as defined below) the following words and expressions have the meanings set opposite them:

"Act"
the Companies Act 1985 and any reference herein to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force

"Committee"	a committee of the board of directors of the Company duly appointed pursuant to these Articles

"Statutes"	every statute (including any statutory instrument, order, regulation or subordinate legislation made under it) for the time being in force concerning companies and affecting the Company

"Table A"	Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985

"these Articles"	these articles of association as originally adopted or as altered from time to time

Words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations. Headings to these Articles are inserted for convenience and shall not affect their construction.

2. Table A

The regulations contained in Table A shall apply to the Company except in so far as they are excluded by or are inconsistent with these Articles. Regulations 8, 24, 41,65,67,73 to 78 (inclusive), 80, 94 to 98 (inclusive), 101 and 118 of Table A shall not apply to the Company.

SHARE CAPITAL

3. Shares

3.1 The authorised share capital of the Company at the date of the adoption of these Articles is denominated into £5,000,000 divided into £5,000,000 ordinary shares of £1 each.

3.2 Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may be varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of that class, but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall apply mutatis mutandis except that the necessary quorum shall be one person at least holding or representing by proxy one-third in nominal amount of the issued shares of the class, any holder of shares of the class shall on a poll have one vote in respect of every share of the class held by him and any holder of shares of the class present in person or by proxy may demand a poll.

4. Directors' power to allot shares
Subject to any direction to the contrary which may be given by the Company in general meeting, the directors are unconditionally authorised to allot, create, deal with or otherwise dispose of relevant securities (within the meaning of section 80(2) of the Act) to such persons (including any director) on such terms and at such time or times as they think fit, provided that no shares shall be issued at a discount.

5. Extent of directors' power to allot shares
The maximum nominal amount of share capital which the directors may allot or otherwise dispose of in accordance with article 4 shall be the nominal amount of unissued share capital at the date of incorporation of the Company or such other amount as shall be authorised by the Company in general meeting.

6. Duration of directors' power to allot shares
The authority conferred on the directors by articles 4 and 5 shall remain in force for a period of five years from the date of incorporation of the Company and thereafter provided this authority is renewed from time to time by the Company in general meeting in accordance with section 80 of the Act.

LIEN

7. Company's lien

The Company shall have a first and paramount lien on every share for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares registered in the name of any person (whether solely or jointly with others) for all monies owing to the Company from him or his estate either alone or jointly with any other person whether as a member or not and whether such monies are presently payable or not. The directors may at any time declare any share to be wholly or partly exempt from the provisions of this article. The Company's lien on a share shall extend to any amount payable in respect of it.

TRANSFER OF SHARES

8. Right to refuse registration

The directors may, in their absolute discretion and without giving any reason, decline to register any transfer of any share whether or not it is a fully paid share.

PROCEEDINGS AT GENERAL MEETINGS

9. Quorum

No business shall be transacted at any general meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

10. Procedure if a quorum is not present
If a quorum is not present within half an hour of the time appointed for a general meeting, the meeting, if convened on the requisition of members, shall be dissolved; in any other case it shall stand adjourned to such day and at such time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

11. Right to demand a poll
A poll may be demanded at any general meeting by any member (or his proxy or, in the case of a corporation, his duly authorised representative) entitled to vote thereat. Regulation 46 of Table A shall be modified accordingly.

12. Resolution in writing
A resolution in writing such as is referred to in regulation 53 of Table A executed by or on behalf of a member may be evidenced by letter, telex, cable, electronic mail, facsimile or otherwise as the directors may from time to time resolve.

13. Voting

On a show of hands or on a poll votes may be given either personally or by proxy and regulation 54 of Table A shall be construed accordingly. In the case of a member which is a corporation, a director, the secretary or other officer thereof shall be deemed to be a duly authorised representative of that corporation for the purposes of regulation 54 of Table A

14. Proxies

An instrument appointing a proxy may, in the case of a corporation, be signed on its behalf by a director, the secretary or other officer thereof or by its duly appointed attorney or duly authorised representative. Regulation 60 of Table A shall be construed accordingly. The directors may at their discretion treat a copy of a faxed or machine made instrument appointing a proxy as an instrument of proxy. Appointment of a proxy may be accepted by the directors even if the instrument is deposited less than 48 hours before the time appointed for the meeting but this power shall not prevent the directors from requiring that 48 hours' notice be given in any particular case. An instrument of proxy may be revoked at anytime prior to the commencement of the meeting by notice of revocation given by such means as an instrument of proxy may be given under these Articles. Regulation 62 of Table A shall be construed accordingly.

15. Participation at meetings by telephone
Members (or their proxies or representatives) participating in the manner described in this article shall be deemed to be present in person and to be holding a meeting.

A member (or his proxy or representative) may participate in a meeting of the Company by means of a conference telephone or similar communicating equipment whereby all members (or their proxies or representatives) participating can hear each other. Resolutions in general meeting may be made through participation and voting by such means even though none or only some of the members (or their proxies or representatives) are physically present with each other.

ALTERNATE DIRECTORS

16. Appointment, removal and cessation
Any director (other than an alternate director) may appoint any person to be an alternate director and may remove from office an alternate director so appointed by him. An alternate director shall cease to be an alternate director if his appointor ceases to be a director.

17. Powers of an alternate director

If his appointor is for the time being unavailable or temporarily unable to act through ill health or disability, the signature of an alternate director to any resolution in writing of the directors shall be as effective as the signature of his appointor.

18. Alternate acting for more than one director

When an alternate director is also a director or acts as an alternate director for more than one director, such alternate director shall have one vote for every director so represented by him (in addition to his own vote if he is himself a director) and when so acting shall be considered as two directors for the purpose of making a quorum if the quorum exceeds two.

DELEGATION OF POWERS

19. Committees

The following sentences shall be inserted in place of the first sentence of regulation 72 of Table A:

"The directors may delegate any of their powers to any Committee consisting of one or more persons. Any Committee shall have the power unless the directors direct otherwise to co-opt as a member or as members of the Committee for any specific purpose any person or persons not being a director or directors of the Company".

APPOINTMENT AND RETIREMENT OF DIRECTORS

20. No retirement by rotation
The directors shall not be subject to retirement by rotation and accordingly the final two sentences of regulation 79 of Table A shall not apply to the Company.

21. Casual vacancy
The Company may by ordinary resolution appoint a person who is willing to act as a director either to fill a vacancy or as an additional director.

22. Majority shareholders' right to appoint and remove directors
Any member or members holding a majority in nominal amount of the issued ordinary share capital which confers the right to attend and vote at general meetings may at any time appoint any person to be a director, whether as an additional director or to fill a vacancy, and may remove from office any director howsoever appointed. Any such appointment or removal shall be effected by notice in writing to the Company signed by the member or members making the same or in the case of a corporate member signed by any director thereof or by any person so authorised by resolution of the directors or of any other governing body thereof. Any such appointment or removal shall take effect when the notice effecting the same is delivered to the registered office or to the secretary of the Company, or is produced at a meeting of the directors. Any such removal shall be without prejudice to any claim which a director may have under any contract between him and the Company.
23. No age limit for directors
There shall be no age limit for directors of the Company.

24. No directors' shareholding requirement

A director shall not be required to hold any qualification shares in the Company.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

25. Disqualification
Regulation 81 of Table A shall be amended by substituting for paragraphs (c) and (e) thereof the following provisions and by the addition of the following paragraph (f):
"(c) he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as a director; or"
"(e) he is otherwise duly removed from office; or"
"(f) his resignation is requested by all his co-directors by notice delivered to the registered office of the Company or tendered at a meeting of the directors and, for this purpose, like notices each signed by a director shall be as effective as a single notice signed by all his co-directors."

REMUNERATION OF DIRECTORS

26. Ordinary remuneration and extra remuneration

Regulation 82 of Table A shall be amended by the addition of the following:

"Such remuneration shall be divided between the directors in such proportion and manner as the directors may unanimously determine or in default of such determination equally, except that any director holding office for less than a year or other period for which remuneration is paid shall rank in such division in proportion to the fraction of such year or other period during which he has held office. Any director who, at the request of the directors, performs special services or goes or resides abroad for any purpose of the Company may receive such extra remuneration by way of salary, commission or participation in profits, or partly in one way and partly in another, as the directors may determine."

PROCEEDINGS OF DIRECTORS

27. Notice to directors outside the United Kingdom
Regulation 88 of Table A shall be amended by substituting for the sentence:

"It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom."

the following sentence:
"Notice of every meeting of directors shall be given to each director or his alternate director, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company their address outside the United Kingdom".

The final sentence of regulation 66 shall accordingly not apply to the Company.
28. Directors as corporations
Where a director is a corporation, a director, the secretary or other officer thereof shall be deemed to be a duly authorised representative of that corporation for the purposes of signing any written resolution of directors of the Company.

29. Resolution in writing
A resolution in writing such as is referred to in regulation 93 signed by any relevant director, alternate director or member of a Committee may be evidenced by letter, telex, cable, electronic mail, facsimile or otherwise as the directors may from time to time resolve.

30. Participation at meetings by telephone
Directors (or their alternates) or other persons participating in the manner described in this article shall be deemed to be present in person and to be holding a meeting.

Any director (including an alternate director) or other person may participate in a meeting of the directors or a Committee of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other. Resolutions and decisions of the kind normally made or taken at a physical meeting of the directors or a Committee in accordance with these Articles can accordingly be so made or taken in circumstances where none or only some of the directors or other persons are physically present with each other.

31. Directors' interests

Subject to such disclosure as is required by section 317 of the Act a director shall be counted for the purposes of calculating whether there is a quorum and shall be entitled to vote at a meeting of directors or of a Committee on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company.

THE SEAL

32. Sealing
If the Company has a seal it shall only be used with the authority of the directors or of a Committee. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal.

The directors or a Committee authorised to do so by the directors may by telephone or telex communication or by facsimile reproduction authorise the secretary or any director to use the seal and the transmission of such authority shall constitute a determination in such a case that the secretary or the designated director above may sign any instrument to which the seal is to be affixed pursuant to that authority, and regulation 101 of Table A shall be modified accordingly.

33. Execution of a document as a deed

Where the Statutes so permit, any instrument signed by one director and the secretary or by two directors and expressed to be executed by the Company shall have the same effect as if executed under the seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the directors or of a committee authorised by the directors in that behalf.

34. Official seal

In accordance with section 39 of the Act the Company may have an official seal for use in any territory, district or place outside the United Kingdom.

NOTICES

35. Form of notice

Any notice required by these Articles to be given by the Company may be given by any written documentary form including by means of telex, cable, electronic mail or facsimile, and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. Regulations 111 and 112 of Table A shall be amended accordingly.

INDEMNITY

36. Officers' indemnity

Subject to the provisions of the Act, but without prejudice to any indemnity to which a director may otherwise be entitled, every director, secretary, auditor or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, expenses, losses and liabilities sustained or incurred by him in the actual or purported execution of his duties or in the exercise or purported exercise of his powers or otherwise in connection with his office including, but without prejudice to the generality of the foregoing, any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or which are otherwise disposed of without any finding or admission of any material breach of duty on his part, or in connection with any application in which relief is granted to him by the Court from liability in respect of any act or omission done or alleged to be done by him as an officer or employee of the Company.

37. Directors' power to purchase indemnity insurance
The directors shall have power to purchase and maintain for any director, secretary, auditor or other officer of the Company insurance against any such liability as is referred to in section 310(1) of the Act.